Exhibit 99.1

Kulicke & Soffa Signs Agreement to Acquire Alphasem

and Enter Die Bonder Market

Fort Washington, PA—October 12, 2006—Kulicke & Soffa Industries, Inc. (the “Company”) (Nasdaq: KLIC) today announced the signing of an agreement to acquire Alphasem, a leading supplier of die bonder equipment, from Dover Technologies International, Inc., a subsidiary of Dover Corporation (NYSE: DOV). The purchase price is $30 million, subject to a working capital adjustment. The acquisition is expected to close on or about November 3, 2006, and is subject to customary closing conditions.

K&S equipment segment vice president, Christian Rheault, commented on the agreement, “The acquisition of Alphasem is a natural extension of K&S’s core equipment business into die bonding equipment. The die bonding process precedes the wire bonding step in semiconductor chip manufacturing, and normally utilizes adjacent floor space and a common engineering team. This supplier consolidation will enhance our ability to provide solutions to our customers across a greater span of the semiconductor assembly process.”

He added, “According to VLSI Research, the die bonder market was $520 million in calendar year 2005. The Alphasem team has good market presence, provides strong engineering and process expertise, and has demonstrated a long standing commitment to the die bonder market. The combined Alphasem/K&S organization will allow us to better serve our customers’ needs while further expanding our overall semiconductor assembly equipment market presence.”

Mr. Rheault concluded, “Wire bonders and die bonders share many common functions, software features, sub-assemblies, and components. We believe joining the engineering and manufacturing expertise of Alphasem and K&S will yield superior equipment platforms.”

About Alphasem

Alphasem is a leading supplier of die bonder equipment and MEMS packaging equipment. In order to maintain its technical leadership, the company invests substantially in research and development. It has long-term experience and expertise in demanding technologies such as air bearings and volumetric dispense systems. In 2005, Alphasem generated sales of approximately $60 million for die bonders and related materials, with 260 employees.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is the world’s leading supplier of semiconductor wire bonding assembly equipment. K&S is the only major supplier to the semiconductor assembly industry that provides customers with semiconductor assembly equipment along with the complementing packaging materials that contact the surface of the customer’s semiconductor devices. The ability to provide these assembly related products is unique to Kulicke & Soffa, and allows us to develop system solutions to the new technology challenges inherent in assembling and packaging next-generation semiconductor devices. Kulicke & Soffa’s web site address is http://www.kns.com.

Caution Concerning Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to future equipment platforms. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that the Alphasem acquisition may not be consummated; the risk of failure to successfully manage our operations; the risk that anticipated orders may not materialize or that orders received may be postponed or canceled, generally without charges; the volatility in the demand for semiconductors and our products and services; acts of terrorism and violence; overall global economic conditions; risks, such as changes in trade regulations, currency fluctuations, political instability and war, associated with a substantial foreign customer and supplier base and substantial foreign manufacturing operations; potential instability in foreign capital markets; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2005 Annual report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke & Soffa Industries is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

K&S Contact: Michael Sheaffer, 215-784-6411, 215-784-6167 fax, msheaffer@kns.com

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